UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

MD	001-36113	20-0068852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Park Avenue South, New York, NY 10010
(Address of principal executive offices, including zip code)

(212) 687-0800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CXP	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On December 2, 2021, Columbia Property Trust, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in order to vote upon the following proposals relating to the proposed transaction between the Company and affiliates of funds managed by Pacific Investment Management Company LLC (“PIMCO”):

1.To approve the merger (the “merger”) of Panther Merger Parent, Inc. (“Parent”) with and into the Company pursuant to the Agreement and Plan of Merger, dated as of September 7, 2021 and as it may be amended from time to time, among the Company, Columbia Property Trust Operating Partnership, L.P., Parent and Panther Merger Sub, LLC.

2.To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger; and

3.To approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger.

The final voting results for each of the proposals are set forth below.

1.The Company’s stockholders approved the merger. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
74,539,314	438,957	200,644	0

2.The Company’s stockholders approved the proposal to approve certain compensation arrangements. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
68,630,199	5,929,630	619,086	0

3.Because there were sufficient votes at the Special Meeting to approve the proposal regarding the merger and the proposal to approve certain compensation arrangements, the third proposal was not submitted to the Company’s stockholders for approval at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: December 2, 2021	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer